Exhibit d (xxxi)
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USAA Investment Management Company
9800 Fredericksburg Road
San Antonio, TX  78288

Gentlemen:

     Pursuant to Section 1(b) of the Advisory Agreement dated as of August 1, 2006, between USAA Mutual Funds Trust (the Trust) and USAA Investment Management Company (the Manager), please be advised that the Trust has established five new series of its shares, namely, the Target Retirement Income Fund, Target Retirement 2020 Fund, Target Retirement 2030 Fund, Target Retirement 2040 Fund, and Target Retirement 2050 Fund (collectively the Funds), and please be further advised that the Trust desires to retain the Manager to render investment advisory services under the Advisory Agreement to the Funds at the fee stated below:

                                             ADVISORY FEE SCHEDULE

Target Retirement Income Fund                        0.00%
Target Retirement 2020 Fund                          0.00%
Target Retirement 2030 Fund                          0.00%
Target Retirement 2040 Fund                          0.00%
Target Retirement 2050 Fund                          0.00%

     In addition, revised Schedule A to the Advisory Agreement reflecting the addition of the Funds to the Advisory Agreement is attached hereto as Exhibit A and is hereby approved.

     Please state below whether you are willing to render such services at the fee stated above.

                                      USAA MUTUAL FUNDS TRUST


Attest: _______________________       By:  ___________________________
        Mark S. Howard                     Christopher W. Claus
        Secretary                          President

Dated:


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     We, as the sole shareholder of the above named Funds, do hereby approve the
Advisory Agreement and are willing to render investment advisory services to the Target Retirement Income Fund, Target Retirement 2020 Fund, Target Retirement 2030 Fund, Target Retirement 2040 Fund, and Target Retirement 2050 Fund at the fee stated above. In addition, we approve Exhibit A hereto as revised Schedule A to the Advisory Agreement.

                                      USAA INVESTMENT MANAGEMENT COMPANY


Attest: ______________________        By: ____________________________
        Christopher P. Laia               Clifford A. Gladson
        Assistant Secretary               Senior Vice President

Dated:

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                                    EXHIBIT A

                        SCHEDULE A TO ADVISORY AGREEMENT

                                LISTING OF FUNDS


NAME OF FUND

Aggressive Growth Fund
Balanced Strategy Fund
Capital Growth Fund
California Bond Fund
California Money Market Fund
Cornerstone Strategy Fund
Emerging Markets Fund
First Start Growth Fund
Global Opportunities Fund
GNMA Trust
Growth & Income Fund
Growth and Tax Strategy Fund
Growth Fund
High-Yield Opportunities Fund
Income Stock Fund
Income Fund
Intermediate-Term Bond Fund
Intermediate-Term Fund
International Fund
Long-Term Fund
Money Market Fund
New York Bond Fund
New York Money Market Fund
Precious Metals and Minerals Fund
Science & Technology Fund
Short-Term Bond Fund
Short-Term Fund
Small Cap Stock Fund
Target Retirement Income Fund
Target Retirement 2020 Fund
Target Retirement 2030 Fund
Target Retirement 2040 Fund
Target Retirement 2050 Fund
Tax Exempt Money Market Fund
Treasury Money Market Trust
Total Return Strategy Fund
Value Fund
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Virginia Bond Fund
Virginia Money Market Fund
World Growth Fund